Exhibit 99.1

Nightfood Holdings Reports Its Form 10-Q for the period ended Dec. 31, 2025

Highlights include platform buildout, revenue initiation, and strategic expansion

LOS ANGELES – Feb. 24, 2026 – via IBN – Nightfood Holdings, Inc. dba TechForce Robotics (OTCQB: NGTF) (“Nightfood,” or the “Company”), an AI-driven service robotics and hospitality technology company, today announced the filing of its Quarterly Report on Form 10-Q for the period ended Dec. 31, 2025.

The Company believes this filing reflects a transformational period during which Nightfood established the infrastructure necessary to support long-term revenue growth and scalable robotics deployment across hospitality environments.

The Form 10-Q is available at www.sec.gov and may also be accessed directly via the Company’s filings page.

Hospitality-Centered AI Platform Now in Place

During the six-month period ended Dec. 31, 2025, Nightfood:

●	Initiated revenue-generating operations across three operating segments:

○	Foodservice Packaging Distribution

○	Robotics-as-a-Service (RaaS)

○	Hotel Operations

●	Integrated strategic acquisitions, including:

○	SWC Group, Inc. (CarryOutSupplies.com)

○	TechForce Robotics, Inc. and Future Hospitality Ventures Holdings

○	Two California hotel properties located in Victorville and Rancho Mirage

●	Commenced early-stage Robotics-as-a-Service deployments

●	Established hospitality properties as live commercial testing and scaling environments for automation technologies

For the period, the Company reported:

●	$2.97 million in revenue for the six months ended Dec. 31, 2025

●	$129.6 million in total assets as of Dec. 31, 2025

Management believes these results reflect the completion of critical structural groundwork necessary to scale initiatives throughout fiscal 2026 and beyond.

Structural Expansion Supports Robotics Scaling Strategy

Nightfood’s strategic acquisitions during fiscal 2025 were designed to vertically integrate robotics deployment with real-world hospitality operations.

The Company’s hotel assets now function as:

●	Revenue-generating hospitality businesses

●	Controlled deployment environments for robotics and workflow automation

●	Operational laboratories for refining AI-Enhanced service technologies

Management believes this integrated structure meaningfully differentiates Nightfood’s Robotics-as-a-Service platform by enabling real-time iteration, system refinement, and operational validation prior to broader third-party rollout.

Disciplined Scaling Toward Production and Deployment

With its AI enhanced robotics platform established, Nightfood’s operational focus has shifted toward disciplined scaling and execution, including:

●	Expanding robotics production capacity

●	Accelerating multi-site deployments

●	Enhancing system reliability and automation integration

●	Advancing commercialization RaaS agreements

Management believes this structured scaling strategy positions the Company to pursue recurring revenue growth through expanded Robotics-as-a-Service adoption.

Expansion Through Recruitment and Strategic Acquisitions

Nightfood remains actively focused on strengthening its technological capabilities and expanding its product portfolio through:

●	Recruitment of robotics engineers, AI specialists, and advanced product design professionals

●	Strategic technology acquisitions

●	Collaboration with technology innovators to accelerate next-generation automation development

●	Partnerships with manufacturing organizations to support scalable, high-quality production

The Company is committed to identifying technologies, strategic partners, and talented teams that expand its robotics capabilities, enhance intellectual property, improve manufacturing efficiency, and accelerate market penetration across hospitality and related industries.

Management Commentary

“This quarter represents a structural milestone,” stated Jimmy Chan, CEO of TechForce Robotics. “We have transitioned from concept to infrastructure. With revenue now initiated across three segments and hospitality environments under our control, we believe we have built the operational base required to scale production and deployment of robotics systems. Our focus now turns to disciplined execution, continuous technology enhancement, and strategic growth,”

About TechForce Robotics

TechForce Robotics, Inc., a whollyowned subsidiary of the Company, is an AI-driven service-robotics and automation company focused on developing, deploying, and scaling autonomous robotic solutions for hospitality, foodservice, and commercial applications. Through a vertically integrated platform that combines proprietary robotics technology, real-world operating environments, and scalable manufacturing, TechForce is accelerating the adoption of automation across multiple industries.

About Nightfood Holdings, Inc. (OTCQB: NGTF)

Nightfood Holdings, Inc. is an emerging robotics company focused on deploying AI-powered automation across multiple industries. Hospitality is the Company’s initial sector of entry, where its Robotics-as-a-Service (RaaS) platform addresses repetitive, labor-intensive, and operationally constrained tasks. Nightfood’s long-term vision is to expand into additional verticals requiring similar automation solutions, delivering scalable robotics that improve efficiency, reliability, and revenue generation.

Forward-Looking Statements

This press release contains “forward-looking statements” and “forward-looking information”. This information and these statements, which can be identified by the fact that they do not relate strictly to historical or current facts, are made as of the date of this press release or as of the date of the effective date of information described in this press release, as applicable. The forward-looking statements herein relate to predictions, expectations, beliefs, plans, projections, objectives, assumptions, or future events or performance (often, but not always, using words or phrases such as “expects,” “anticipates,” “plans,” “projects,” “estimates,” “envisages,” “assumes,” “intends,” “strategy,” “goals,” “objectives” or variations thereof or stating that certain action events or results “may,” “can,” “could,” “would,” “might,” or “will” be taken, occur or be achieved, or the negative of any of these terms and similar expressions) and include, without limitation, statements with respect to projected financial targets that the Company is looking to achieve. All forward-looking statements are based on current beliefs as well as various assumptions made by and information currently available to the Company’s management team. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that estimates, forecasts, projections, and other forward-looking statements will not be achieved or that assumptions do not reflect future experience. We caution any person reviewing this press release not to place undue reliance on these forward-looking statements as several important factors could cause the actual outcomes to differ materially from the beliefs, plans, objectives, expectations, anticipations, estimates, assumptions, and intentions expressed in such forward-looking statements. These risk factors may be generally stated as the risk that the assumptions and estimates expressed above do not occur. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by Company or on behalf of the Company except as may be required by law.

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